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                                                                    Exhibit 11.1
                                                                    ------------

                        Ball Corporation and Subsidiaries
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)
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                                                                                For the Year Ended December 31,
                                                                       ---------------------------------------------------
                                                                           1996               1995               1994
                                                                       -------------      -------------      -------------

Earnings (loss) per Common Share - Assuming No Dilution
-------------------------------------------------------
Net income (loss) from:
     Continuing operations                                                  $13.1             $ 51.9              $64.0
     Discontinued operations                                                 11.1              (70.5)               9.0
                                                                       -------------      -------------      -------------
Net income (loss)                                                            24.2              (18.6)              73.0
Preferred dividends, net of tax                                              (2.9)              (3.1)              (3.2)
                                                                       -------------      -------------      -------------
Net earnings (loss) attributable to common shareholders                     $21.3            $ (21.7)             $69.8
                                                                       =============      =============      =============
Weighted average number of common shares
   outstanding (000s)                                                      30,314             30,024             29,662
                                                                       =============      =============      =============
Earnings (loss) per share of common stock:
     Continuing operations                                                  $0.34             $ 1.63              $2.05
     Discontinued operations                                                 0.36              (2.35)              0.30
                                                                       -------------      -------------      -------------
                                                                            $0.70            $ (0.72)             $2.35
                                                                       =============      =============      =============

Earnings (loss) per Share - Assuming Full Dilution
--------------------------------------------------
Net income                                                                  $13.1             $ 51.9              $64.0
Adjustments for deemed ESOP cash contribution
   in lieu of Series B ESOP Preferred dividend                               (2.2)              (2.0)              (2.4)
                                                                       -------------      -------------      -------------
Net earnings attributable to common shareholders                            $10.9              $49.9              $61.6
                                                                       =============      =============      =============
Weighted average number of common shares
   outstanding (000s)                                                      30,314             30,024             29,662
   Dilutive effect of stock options                                            59                219                264
   Common shares issuable upon conversion
     of Series B ESOP Preferred stock                                       1,984              2,085              2,136
                                                                       -------------      -------------      -------------
Weighted average number shares applicable
   to fully diluted earnings per share                                     32,357             32,328             32,062
                                                                       =============      =============      =============
Fully diluted earnings (loss) per share:
     Continuing operations                                                  $0.34             $ 1.54              $1.92
     Discontinued operations                                                 0.34              (2.18)              0.28
                                                                       -------------      -------------      -------------
                                                                            $0.68            $ (0.64)             $2.20
                                                                       =============      =============      =============
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